Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190963, 333-236880, 333-253694 333-262951, 333-262952 and 333-270249) and Form F-3 (No. 333-251938) of Stratasys Ltd. of our report dated March 6, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 06, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited